Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Sizeler Property Investors, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-107043 and No. 333-103380) on Form S-3, and (No. 333-16073, No. 333-85212, and No. 333-99541) on Form S-8 of Sizeler Property Investors, Inc. of our reports dated February 24, 2005, with respect to the consolidated balance sheets of Sizeler Property Investors, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Sizeler Property Investors, Inc.

/s/ KPMG LLP

New Orleans, Louisiana

February 24, 2005